As filed with the Securities and Exchange Commission on February 24, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Textron Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	05-0315468 (I.R.S. Employer Identification No.)

40 Westminster Street
Providence, Rhode Island 02903
(401) 421-2800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jayne M. Donegan
Senior Executive Counsel
Textron Inc.
40 Westminster Street
Providence, Rhode Island 02903
(401) 421-2800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Todd W. Eckland
Bracewell LLP
31 West 52nd Street, Suite 1900
New York, New York 10019-6118
(212) 508-6167

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Prospectus
Textron Inc.
Common Stock, Preferred Stock,
Senior Debt Securities and Subordinated Debt Securities

Textron Inc. may periodically sell any or all of the following securities to the public:
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common stock;

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preferred stock; and

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debt securities, including senior debt securities and subordinated debt securities.

Specific terms of our preferred stock and our debt securities will be set forth in an accompanying prospectus supplement with respect to the specific type or types of securities then being offered.
The securities described in this prospectus may be offered in amounts, at prices and on terms to be determined at the time of the offering.
Our common stock is listed on the New York Stock Exchange under the symbol “TXT.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
We urge you to carefully read this prospectus and the accompanying prospectus supplement, which will describe the specific terms of our common or preferred stock or our debt securities being offered, before you make your investment decision. See “Risk Factors” on page 1 of this prospectus.
This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.
The date of this prospectus is February 24, 2026.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or the accompanying prospectus supplement and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus and the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstance in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or the accompanying prospectus supplement, nor any sale made under this prospectus or the accompanying prospectus supplement shall, under any circumstances, create any implication that there has been no change in the affairs of Textron since the date of this prospectus or the accompanying prospectus supplement or that the information contained or incorporated by reference in this prospectus or the accompanying prospectus supplement is correct as of any time subsequent to the date of such information.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement accompanying this prospectus that will contain specific information about the terms of that offering, which we refer to as the “prospectus supplement” in this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”
References in this prospectus and the prospectus supplement to “Textron,” “we,” “us” and “our” are to Textron Inc. and, as applicable, its subsidiaries, except for purposes of the description of debt securities we may issue included in this prospectus and the accompanying prospectus supplement, in which case such references are only to Textron Inc. and do not include its subsidiaries. When we refer to the “securities” in this prospectus, we mean any shares of our common or preferred stock or any of our debt securities that we may offer with this prospectus, unless we state otherwise.
TEXTRON
Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative products and services around the world. We conduct our business through five operating segments: Textron Aviation, Bell, Textron Systems and Industrial, which represent our manufacturing businesses, and Finance, which represents our captive finance business.
We are incorporated under the laws of Delaware. Our principal executive offices are located at 40 Westminster Street, Providence, Rhode Island 02903 and our telephone number is (401) 421-2800.
RISK FACTORS
In considering whether or not to purchase our common or preferred stock or our debt securities, you should carefully consider the risks described under “Risk Factors” in the prospectus supplement and in the documents we incorporate by reference in this prospectus and the prospectus supplement.
USE OF PROCEEDS
Unless we state otherwise in the prospectus supplement, we expect to use all of the net proceeds from the sale of the securities described in this prospectus for general corporate purposes, including, but not limited to, any of the following: repayment of outstanding debt, capital expenditures, investments in subsidiaries, working capital, repurchases of shares of our outstanding common stock, acquisitions and other business opportunities.
DESCRIPTION OF CAPITAL STOCK
We have authority to issue up to 515,000,000 shares of capital stock, of which 15,000,000 shares may be designated as Textron preferred stock, $.01 par value, and 500,000,000 shares may be designated as Textron common stock, $.125 par value. When we refer to “Textron,” “we,” “our” and “us” in this section, we mean Textron Inc. and not its subsidiaries.
Common Stock
Voting rights.   Each holder of our common stock is entitled to one vote for each share held on all matters to be voted upon by stockholders.
Dividends.   The holders of our common stock, after any preferences of holders of our preferred stock, if any is outstanding, are entitled to receive dividends as determined by our board of directors.
Liquidation and dissolution.   If we are liquidated or dissolved, the holders of our common stock will be entitled to share in our assets available for distribution to stockholders in proportion to the amount of our common stock they own. The amount available for distribution to common stockholders is calculated after payment of all liabilities and after holders of our preferred stock, if any is outstanding, receive their preferential share of our assets.
Other terms.   Holders of our common stock have no right to:
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convert the stock into any other security;

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have the stock redeemed; or

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purchase additional stock or to maintain their proportionate ownership interest.

Our common stock does not have cumulative voting rights.
Directors’ liability.   Our restated certificate of incorporation, as amended, which we refer to in this prospectus as our “certificate of incorporation,” provides that no member of our board of directors will be personally liable to Textron or its stockholders for monetary damages for breaches of their fiduciary duties as a director, except for liability:
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for any breach of the director’s duty of loyalty to Textron or its stockholders;

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for acts or omissions by the director not in good faith or that involve intentional misconduct or a knowing violation of the law;

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for declaring dividends or authorizing the purchase or redemption of shares in violation of Delaware law; or

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for transactions where the director derived an improper personal benefit.

Our amended and restated by-laws, as further amended, which we refer to in this prospectus as our “by-laws,” also require us to indemnify directors and officers to the fullest extent permitted by Delaware law.
Transfer agent and registrar.   Equiniti Trust Company is transfer agent and registrar for our common stock.
The following provisions in our certificate of incorporation, by-laws and Delaware law may have anti-takeover effects.
Stockholder nomination of directors.   Our by-laws provide that a stockholder must notify us in writing of any stockholder nomination of a director at an annual meeting of our stockholders at least 90 but not more than 150 days prior to the anniversary date of the immediately preceding annual meeting. However, if the annual meeting is called for a date that is more than 30 days before or more than 60 days after the anniversary date, then the notice must be received no later than the close of business on the 90th day before the date of the annual meeting or 10 days after public disclosure of the meeting is first made, whichever occurs later, or if a stockholder wishes to make a nomination at a special meeting held instead of an annual meeting, the notice must be received by us not later than the close of business on the 90th day before the date of the special meeting or the 10th day following the day on which public disclosure of the date of the special meeting was first made, whichever occurs later. The notice must include the information required by our by-laws.
Our by-laws allow a stockholder or group of up to 20 stockholders owning in the aggregate 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to 20% of the number of directors in office or two nominees, whichever is greater, provided the stockholder and nominees satisfy the requirements in our by-laws. If a stockholder or group of stockholders wishes to nominate one or more director candidates to be included in our proxy statement, we must receive proper written notice of the nomination not less than 120 or more than 150 days before the anniversary date that the definitive proxy statement was first released to stockholders in connection with the immediately preceding annual meeting, and the nomination must otherwise comply with our by-laws.
No action by written consent.   Our certificate of incorporation provides that our stockholders may act only at duly called meetings of stockholders and by unanimous written consent.

10% stockholder provision.   Under our certificate of incorporation, the holders of at least two-thirds of the outstanding shares of our voting stock must approve any transaction involving a merger or combination, a disposition of assets or any other specified “business combination” with a 10% stockholder and Textron or any of our subsidiaries. The vote of two-thirds of the outstanding shares of our voting stock is required unless:
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a majority of disinterested directors who were directors before the 10% stockholder became a 10% stockholder approve the transaction; or

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the form and value of the consideration to be received by our stockholders is fair in relation to the price paid by the 10% stockholder in connection with his or her prior acquisition of our stock.

Under Delaware law, a vote of the holders of at least two-thirds of the outstanding shares of our voting stock is required to amend or repeal this provision of our certificate of incorporation.
The terms of our certificate of incorporation and by-laws outlined above are complex and not easily summarized. The above summary may not contain all of the information that is important to you. Accordingly, you should carefully read our certificate of incorporation and by-laws, which are incorporated into this prospectus by reference in their entirety.
Delaware business combination statute.   We are subject to Section 203 of the Delaware General Corporation Law. Section 203 restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation’s outstanding voting stock. A 15% stockholder is referred to as an “interested stockholder.” Section 203 restricts these transactions for a period of three years from the date the stockholder acquired 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by our board of directors and the holders of at least two-thirds of our outstanding voting stock, Section 203 prohibits significant business transactions such as:
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a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the 15% stockholder; or

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any other transaction that would increase the 15% stockholder’s proportionate ownership of any class or series of our capital stock.

The shares held by the 15% stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.
The prohibition against these transactions does not apply if:
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prior to the time that any stockholder became a 15% stockholder, our board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of our outstanding voting stock; or

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the 15% stockholder owns at least 85% of the outstanding voting stock of the corporation as a result of the transaction in which such stockholder acquired 15% or more of our outstanding voting stock.

Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.
Preferred Stock
Our board of directors may issue shares of our preferred stock, without stockholder approval, and may determine their terms, including the following:
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the designation of the series of our preferred stock and the number of shares that will constitute such series;

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the voting powers, if any;

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the dividend rate of such series and any preferences in relation to the dividends payable on any other class or series of our capital stock and any limitations or conditions on the payment of dividends;

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the redemption price and terms of redemption, if redeemable;

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the amount payable upon our liquidation, dissolution or winding up;

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the amount of a sinking fund, if any;

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conversion rights, if any, including the conversion price or rate of exchange and the adjustment, if any, to be made to the conversion price or rate of exchange; and

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any other qualifications, limitations or restrictions relating to our preferred stock.

Our board of directors may delegate the power to determine the terms listed above to a committee of our board of directors. The terms of our preferred stock, as determined by our board of directors or that committee, will be described in the prospectus supplement. In addition to the terms set by our board of directors or that committee, Delaware law provides that the holders of our preferred stock have the right to vote separately as a class on any proposed amendment to our certificate of incorporation that would alter or change the powers, preferences or special rights of such class so as to affect them adversely.

DESCRIPTION OF DEBT SECURITIES
General
The following is a general description of our debt securities that may be issued from time to time by us under an indenture dated as of September 10, 1999 between us and The Bank of New York Mellon Trust Company, N.A, as successor trustee. The terms of our debt securities include those expressly set forth in the indenture and those made part of the indenture by referencing the Trust Indenture Act of 1939. The particular terms of our debt securities of any series and the extent, if any, to which the general description thereof set forth below may apply to our debt securities of that series will be described in the prospectus supplement applicable to our debt securities of that series. If there is any inconsistency between the information in this prospectus and that prospectus supplement, you should rely on the information in that prospectus supplement.
We have summarized below the material provisions of the indenture. The indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated into this prospectus by reference. You should read the indenture for provisions that may be important to you. In the summary, we have included references to section numbers of the indenture so that you can easily locate these provisions. When we refer to “Textron,” “we,” “our” and “us” in this section, we mean Textron Inc. and not its subsidiaries.
The debt securities will be our direct, unsecured obligations. Our senior debt securities will rank equally with all of our other senior and unsubordinated debt. Our subordinated debt securities will have a junior position to all of our senior debt.
Since a significant part of our operations is conducted through subsidiaries, a significant portion of our cash flow and, consequently, our ability to service debt, including our debt securities, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers. Some of our operating subsidiaries may finance their operations by borrowing from external creditors. Lending agreements between some of the operating subsidiaries and external creditors may restrict the amount of net assets available for cash dividends and other payments to us.
In addition, holders of our debt securities will have a junior position to claims of creditors of any of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders, except to the extent that we are recognized as a creditor of any such subsidiary. Any claims of Textron as the creditor of any of our subsidiaries would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.
Terms Applicable to Senior Debt Securities and Subordinated Debt Securities
No limit on debt amounts.   The indenture does not limit the amount of our debt securities that can be issued under the indenture. (§3.1)
Prospectus supplements.   The prospectus supplement applicable to our debt securities of any series will contain the specific terms for that series, including some or all of the following:
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the title of our debt securities of that series;

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any limit on the aggregate principal amount thereof that may be issued;

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whether or not they will be issued in global form and who the depository will be;

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the maturity date or dates;

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the interest rate or the method of computing the interest rate;

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the date or dates from which interest will accrue, or how such dates will be determined, the interest payment dates and any related record dates;

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the place or places where payments will be made;

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the terms and conditions on which they may be redeemed at the option of Textron;

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the date or dates, if any, on which, and the price or prices at which Textron will be obligated to redeem, or at the holder’s option to purchase, the debt securities of that series and related terms and provisions;

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any provisions granting special rights to holders when a specified event occurs;

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the details of any required sinking fund payments;

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any changes to or additional events of default or covenants;

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any special tax implications;

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if our debt securities of that series will be subordinated, the subordination terms thereof;

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if our debt securities of that series will be convertible into or exchangeable for our common or preferred stock or our other debt securities, the terms thereof, including provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option; and

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any other terms that are not inconsistent with the indenture.

Covenants.   Under the indenture, we will:
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pay the principal, interest and any premium on our debt securities when due (§10.1); and

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maintain an office or agency at each place of payment. (§10.2)

Consolidation, merger and sale of assets.   The indenture provides that we will not consolidate with or merge into any other corporation or transfer our assets substantially as an entirety unless:
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the successor is a corporation organized in the U.S. and expressly assumes the due and punctual payment of the principal, interest and any premium on all our debt securities issued under the indenture and the performance of every other covenant of the indenture; and

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immediately after giving effect to such transaction, no event of default and no event that, after notice or lapse of time, or both, would become an event of default shall have happened and be continuing. (§8.1)

Upon any such consolidation, merger or transfer, the successor corporation shall be substituted for us under the indenture and we shall be relieved of all obligations and covenants under the indenture and our debt securities. (§8.2)
Events of default.   The indenture provides that the following are events of default with respect to any series of debt securities:
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we fail to pay the principal, any premium or any sinking fund payment on such series when due;

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we fail to pay interest on such series within 30 days of the due date;

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we fail to observe or perform any other covenant in the indenture (other than those included expressly for the benefit of debt securities of series other than such series) and such failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from holders of at least 25% in aggregate principal amount of our outstanding debt securities of that series; and

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certain events of bankruptcy or insolvency, whether voluntary or not. (§5.1)

An event of default with respect to one series of our debt securities does not necessarily constitute an event of default with respect to any other series of our debt securities.
The trustee may withhold notice to the holders of any series of our debt securities of any default with respect to such series (except in the payment of principal, premium or interest) if it considers such withholding to be in the interests of such holders. (§6.2)
If an event of default with respect to any series of our debt securities shall have occurred and be continuing, the trustee or the holders of at least 25% in aggregate principal amount of our debt securities of such series may declare the principal of all our debt securities of such series, or in the case of discounted debt securities, such portion of the discounted debt securities as may be described in the prospectus supplement, to be immediately due and payable. (§5.2)
The indenture contains a provision entitling the trustee to be indemnified by the holders of the debt securities of any series before proceeding to exercise any right or power at the request of any of such holders. (§6.3) The indenture provides that the holders of a majority in principal amount of our outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or with respect to such debt securities. (§5.12) The right of a holder to institute a proceeding with respect to the indenture is subject to certain conditions, including giving notice and indemnity to the trustee. However, the holder has an absolute right to receipt of principal, premium, if any, and interest at the stated maturities (or, in the case of redemption, on the redemption date) or to institute suit for the enforcement of such payment. (§§5.7 and 5.8)
The holders of a majority in principal amount of our outstanding debt securities of any series may waive any past defaults except:
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a default in payment of the principal or interest; and

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a default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of the holder of each debt security affected. (§5.13)

We will periodically file statements with the trustee regarding our compliance with covenants in the indenture. (§10.6)
Modifications and amendments.   Modifications and amendments to the indenture may be made by us and the trustee without the consent of any holders of our outstanding debt securities to:
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provide for the assumption by a successor corporation as described under “— Consolidation, merger and sale of assets” above;

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add to our covenants for the benefit of holders of all or any series of our debt securities or to surrender any right or power conferred upon us;

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add any additional events of default;

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change or eliminate any provision of the indenture, provided that such change or elimination will become effective only when none of our debt securities of any series created prior to such modification or amendment that is adversely affected by such provision is outstanding;

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secure our debt securities;

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establish the form or terms of our debt securities as permitted by the indenture;

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evidence and provide for the acceptance of appointment under the indenture by a successor trustee and to add to or change any of the provisions of the indenture as necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee; or

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cure any ambiguity, correct or supplement any provision of the indenture that may be defective or inconsistent with any other provision of the indenture or make any other provisions with respect to matters or questions arising under the indenture that shall not adversely affect the interests of the holders of our debt securities of any series in any material respect. (§9.1)

With the consent of the holders of not less than a majority in principal amount of our outstanding debt securities of each series affected, we and the trustee may amend the indenture to change the rights of the holders of the debt securities of that series, provided that, without the consent of each affected holder, we may not amend the indenture to:
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change the terms of payment of principal, interest or any premium; or

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reduce the percentage of principal amount of our outstanding debt securities the consent of whose holders is necessary to amend the indenture or waive any default. (§9.2)

Satisfaction and discharge.   Unless otherwise specified in the prospectus supplement, we can satisfy our obligations under our outstanding debt securities and need not comply with most of the covenants in the indenture if we deposit with the trustee funds sufficient to pay all amounts owed in the future and obtain an opinion of counsel that the deposit itself will not cause the holders of our debt securities to recognize income, gain or loss for federal income tax purposes. (§4.2)
Upon our request, the indenture will no longer be effective for almost all purposes if either:
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all outstanding debt securities issued under the indenture have been delivered to the trustee for cancellation; or

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the only securities that are still outstanding have, or within one year will, become due and payable or are to be called for redemption within one year, and we have deposited with the trustee funds that are sufficient to make all future payments. (§4.1)

Concerning the trustee.   The trustee from time to time extends credit facilities to us and certain of our subsidiaries. We and certain of our subsidiaries may also maintain bank accounts, borrow money and have other customary banking or investment banking relationships with the trustee in the ordinary course of business.
Form, exchange, transfer.   Unless otherwise specified in the prospectus supplement, our debt securities will be issued in registered form without coupons. (§2.1) They may also be issued in global form with accompanying book-entry procedures as described below.
A holder of our debt securities of any series can exchange such debt securities for other debt securities of the same series, in any authorized denomination and with the same terms and aggregate principal amount. They are transferrable at the corporate trust office of the trustee or at any transfer agent designated by us for that purpose. No charge will be made for any such exchange or transfer except for any tax or governmental charge related to such exchange or transfer. (§3.5)
Global securities.   The indenture provides that our registered debt securities may be issued in the form of one or more global securities that will be deposited with and registered in the name of a depositary or a nominee thereof as described in the prospectus supplement. (§3.1)
The specific terms of the depositary arrangement with respect to any of our debt securities to be represented by a registered global security will be described in the prospectus supplement.
Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security (“participants”) or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of our debt securities represented by the registered global security beneficially owned by such participants. Ownership of beneficial interests in such registered global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such registered global security or on the records of participants for interests of persons holding through participants.
So long as the depositary for a registered global security, or its nominee, is the registered owner of a registered global security, the depositary or the nominee will be considered the sole owner or holder of our debt securities represented by the registered global security for all purposes. Except as set forth below, owners of beneficial interests in a registered global security will not:
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be entitled to have our debt securities represented by such registered global security registered in their names;

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receive or be entitled to receive physical delivery of such debt securities in definitive forms; and

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be considered the owners or holders of our debt securities.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for such registered global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to take any action that a holder is entitled to take under the indenture, the depositary would authorize the participants holding the relevant beneficial interests to take such action, and such participants would authorize beneficial owners owning through such participants to take such action.
Payments of principal, interest and any premium on our debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such registered global security. Neither Textron nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such registered global security.
We expect that the depositary for any of our debt securities represented by a registered global security, upon receipt of any payment of principal, interest or any premium will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in such registered global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such a registered global security held by the participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.”
We may at any time determine not to have any of our debt securities of a series represented by one or more registered global securities and, in such event, will issue our debt securities of such series in definitive form in exchange for all of the registered global security or securities representing such debt securities. Any of our debt securities issued in definitive form in exchange for a registered global security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such registered global security.
Our debt securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for Euroclear and Clearstream Banking, or with a nominee for such depositary identified in the prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of our debt securities to be represented by a bearer global security will be described in the prospectus supplement.
Particular Terms of Senior Debt Securities
Ranking of senior debt securities.   Our senior debt securities will constitute part of our senior debt and rank equally with all our other unsecured debt, except that it will be senior to our subordinated debt.
Limitation upon mortgages.   The indenture’s provisions applicable to senior debt securities prohibit Textron and its Restricted Subsidiaries, as defined below, from issuing, assuming or guaranteeing any debt for money borrowed secured by a mortgage, security interest, pledge, lien or other encumbrance (“mortgages”) upon any Principal Property, as defined below, of Textron or any Restricted Subsidiary or upon any shares of stock or indebtedness of any Restricted Subsidiary without equally and ratably securing our senior debt securities issued under the indenture. This restriction, however, will not apply to:
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mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

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mortgages on property existing at the time of acquisition of such property by Textron or a Restricted Subsidiary, or mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property or to secure indebtedness incurred prior to, at the time of, or within 180 days after, the acquisition of such property for the purpose of financing all or any part of the purchase price thereof, or mortgages to secure the cost of improvements to such acquired property;

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mortgages to secure indebtedness of a Restricted Subsidiary owing to Textron or another Restricted Subsidiary;

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mortgages existing at the date of the indenture;

•
mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with Textron or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to Textron or a Restricted Subsidiary;

•
certain mortgages in favor of governmental entities; or

•
extensions, renewals or replacements of any mortgage referred to in the preceding six bullets. (§10.4)

Notwithstanding the restrictions outlined in the preceding paragraph, Textron or any Restricted Subsidiary will be permitted to issue, assume or guarantee any debt secured by a mortgage without equally and ratably securing our senior debt securities, provided that, after giving effect to such mortgage, the aggregate amount of all debt so secured by mortgages (not including permitted mortgages as described in the preceding paragraph) does not exceed 10% of the stockholders’ equity of Textron and its consolidated subsidiaries. (§10.4)
Limitation upon sale and leaseback transactions.   The indenture’s provisions applicable to senior debt securities prohibit Textron and its Restricted Subsidiaries from entering into any sale and leaseback transaction with respect to any Principal Property other than any such transaction involving a lease for a term of not more than three years or any lease between Textron and a Restricted Subsidiary or between Restricted Subsidiaries, unless either:
•
Textron or such Restricted Subsidiary would be entitled to incur indebtedness secured by a mortgage on such Principal Property at least equal in amount to the Attributable Debt, as defined below, with respect to such sale and leaseback transaction, without equally and ratably securing our senior debt securities; or

•
Textron shall apply an amount in cash equal to the greater of the net proceeds of such sale and the Attributable Debt with respect to such sale and leaseback transaction to:

•
the retirement of senior indebtedness that matures more than twelve months after the creation of such senior indebtedness; or

•
the acquisition, construction, development or improvement of properties, facilities or equipment that are, or upon such acquisition, construction, development or improvement will be, or will be a part of, a Principal Property. (§10.5)

Waiver of certain covenants.   We will not be required to comply with the covenants listed above and certain other restrictive covenants with respect to our senior debt securities of any series if the holders of a majority of the outstanding principal amount of that series waive such compliance. (§10.9)
Certain definitions.   Set forth below is a summary of the definitions of certain capitalized terms used in the indenture and referred to above. Reference is made to the indenture for the full definition of all the terms used in the indenture.
The term “Attributable Debt” when used in connection with a sale and leaseback transaction referred to above shall mean the total net amount of rent (discounted at the weighted average yield to maturity of our outstanding senior debt securities) required to be paid during the remaining term of the applicable lease. (§1.1)
The term “Principal Property” means any manufacturing plant or manufacturing facility that is (a) owned by Textron or any Restricted Subsidiary, (b) located within the continental U.S. and (c) in the opinion of our board of directors materially important to the total business conducted by Textron and the Restricted Subsidiaries taken as a whole. (§1.1)
The term “Restricted Subsidiary” means any Subsidiary (a) substantially all the property of which is located within the continental U.S. and (b) that owns any Principal Property; provided that the term “Restricted Subsidiary” shall not include any Subsidiary that is principally engaged in leasing or in financing receivables, or that is principally engaged in financing Textron’s operations outside the continental U.S. (§1.1)

The term “Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by Textron or by one or more other Subsidiaries. (§1.1)
Particular Terms of Subordinated Debt Securities
Ranking of subordinated debt securities.   Our subordinated debt securities will be subordinated and junior in right of payment to our senior debt securities and certain of our other indebtedness to the extent set forth in the prospectus supplement. (§3.1)

PLAN OF DISTRIBUTION
We may periodically sell our common or preferred stock or any series of our debt securities in one or more of the following ways:
•
to underwriters or dealers for resale to the public or to institutional investors;

•
directly to the public or institutional investors; or

•
through agents to the public or to institutional investors.

The prospectus supplement will state the terms of the offering of the securities, including:
•
the name or names of any underwriters, dealers or agents;

•
the purchase price of such securities and the proceeds to be received by us;

•
any underwriting discounts, commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any initial public offering price;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchanges on which the securities may be listed.

If we use underwriters in the sale, the underwriters will acquire the securities for their own account and may resell them in one or more transactions, including:
•
negotiated transactions;

•
at a fixed public offering price or prices; or

•
at varying prices determined at the time of sale.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
If we use dealers in the sale, the dealers will acquire the securities as principals and may resell them to the public at varying prices to be determined by the dealers at the time of resale.
Unless otherwise stated in a prospectus supplement, any agent selling securities on our behalf will be acting on a best efforts basis for the period of its appointment.
This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire the securities described in this prospectus that may be issued on a delayed or contingent basis.
Underwriters, agents and dealers may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that the underwriters, agents or dealers may be required to make. Underwriters, agents and dealers may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.
Any securities offered by this prospectus, other than our common stock, will be a new issue of securities and will have no established trading market. Our common stock is listed on the New York Stock Exchange, and any shares of our common stock sold will also be listed on the New York Stock Exchange, upon official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Any of these securities, other than our common stock, may or may not be listed on a national securities exchange. We give no assurance as to the liquidity of or the existence of any trading market for any of these securities, other than our common stock.

LEGAL OPINIONS
The validity of any securities offered by this prospectus and certain legal matters relating to those securities will be passed upon for us by Jayne M. Donegan, our Senior Executive Counsel, and for any underwriters or agents by counsel named in the prospectus supplement. Ms. Donegan is a full-time employee of ours and holds restricted stock units, shares of, and options to purchase, our outstanding common stock. Certain legal matters will be passed upon on our behalf by Bracewell LLP, New York, New York.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the fiscal year ended January 3, 2026 and the effectiveness of our internal control over financial reporting as of January 3, 2026, as set forth in their reports, which are incorporated by reference in this prospectus. Our financial statements and schedule and our management’s assessment of the effectiveness of our internal control over financial reporting as of January 3, 2026 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
The SEC’s rules allow us to “incorporate by reference” into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. This prospectus incorporates documents by reference, which are not presented in or delivered with this prospectus.
All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering are also incorporated into this prospectus by reference, although we are not incorporating any information that we are deemed to furnish and not file in any of our Current Reports on Form 8-K filed in accordance with SEC rules.
The following documents were filed by us with the SEC and are incorporated into this prospectus by reference:
•
our Annual Report on Form 10-K for the fiscal year ended January 3, 2026 (filing date of February 11, 2026);

•
those portions of our Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Shareholders held on April 23, 2025 (filing date of March 4, 2025) that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 28, 2024 (filing date of February 6, 2025);

•
our Current Report on Form 8-K filed on February 2, 2026; and

•
the description of our common stock as set forth in our registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 28, 2024 (filing date of February 6, 2025), including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated into this prospectus by reference will be deemed to be modified or superseded for purposes of this prospectus and the prospectus supplement to the extent that a statement contained in this prospectus or the prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the prospectus supplement.
The documents incorporated into this prospectus by reference are available from us upon request. We will provide a copy of any or all of the information that is incorporated into this prospectus by reference (not including exhibits to the information unless those exhibits are specifically incorporated by reference into this prospectus) to any person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request.

Requests for documents should be directed to:
Textron Inc.
40 Westminster Street
Providence, Rhode Island 02903
Attention: Investor Relations Department
(401) 421-2800
We file reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically, including Textron. This prospectus is part of a registration statement filed by us with the SEC. The full registration statement can be obtained from the SEC, or directly from us, as indicated above.
Copies of our reports, proxy statements and other information may be found on our Internet site at https://investor.textron.com/investors/financial-reports/financial-summary/default.aspx. Additional information about us is also available at our Internet site at http://www.textron.com. However, the information on our Internet site is not a part of this prospectus or the prospectus supplement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution
The following table sets forth our expenses in connection with the offerings described in this registration statement.
SEC registration fee	(1)
Transfer agent’s and trustee’s fees and expenses	(2)
Printing and engraving fees and expenses	(2)
Accounting fees and expenses	(2)
Legal fees	(2)
Rating agency fees	(2)
Miscellaneous (including listing fees, if applicable)	(2)
Total	(1)(2)

(1)
Because an indeterminate amount of securities are covered by this registration statement, we are deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act.

(2)
Because an indeterminate amount of securities are covered by this registration statement and the number of offerings are indeterminable, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15.    Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person, including an officer and director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that the person’s conduct was unlawful.
Section 145 of the Delaware General Corporation Law also provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of such corporation, under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.
Textron’s Amended and Restated By-Laws, as amended, require Textron to indemnify each officer and director to the full extent permitted by law. In addition, Textron maintains directors’ and officers’ liability insurance policies and has entered into an Indemnity Agreement with each of its officers and directors. The Indemnity Agreement is intended to supplement the indemnification protection provided by our Amended and Restated By-Laws, as amended, and such insurance policies and indemnifies them against certain liabilities arising out of their service as officers or directors of Textron and its affiliates.
Article Twelfth of Textron’s Restated Certificate of Incorporation provides that, to the fullest extent permitted by law, directors of Textron will not be liable for monetary damages to Textron or its stockholders for breaches of their fiduciary duties.

Item 16.    Exhibits
The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated into this registration statement by reference.
Exhibit Number	Description of Exhibits
*1.1	Form of Underwriting Agreement.
4.1	Restated Certificate of Incorporation of Textron, incorporated into this registration statement by reference to Exhibit 3.1 to Textron’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2010.
4.2	Certificate of Amendment of Restated Certificate of Incorporation of Textron, filed with the Secretary of State of Delaware on April 27, 2011, incorporated into this registration statement by reference to Exhibit 3.1 to Textron’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2011.
4.3	Amended and Restated By-Laws of Textron, effective February 21, 2024, incorporated into this registration statement by reference to Exhibit 3.1 to Textron’s Current Report on Form 8-K filed on February 23, 2024.
4.4	Amendment No. 1 to Amended and Restated By-Laws of Textron, effective October 22, 2025, incorporated into this registration statement by reference to Exhibit 3.1 to Textron’s Current Report on Form 8-K filed on October 22, 2025.
4.5	Indenture dated as of September 10, 1999 between Textron and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York, incorporated into this registration statement by reference to Exhibit 4.4 to Textron’s Registration Statement No. 333-113313.
*4.6	Form of any senior debt securities issued by Textron under the Indenture.
*4.7	Form of officer’s certificate establishing senior debt securities pursuant to the Indenture.
*4.8	Form of any subordinated debt securities issued by Textron under the Indenture.
*4.9	Form of officer’s certificate establishing subordinated debt securities pursuant to the Indenture.
*4.10	Form of any certificate of designation with respect to any preferred stock issued by Textron.
5.1	Opinion of Jayne M. Donegan, Senior Executive Counsel of Textron.
5.2	Opinion of Bracewell LLP.
23.1	Consent of Ernst and Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Jayne M. Donegan, Senior Executive Counsel of Textron (included in Exhibit 5.1).
23.3	Consent of Bracewell LLP (included in Exhibit 5.2).
24.1	Power of Attorney (included on the signature page hereof).
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as successor trustee under the Indenture dated as of September 10, 1999.
107	Filing Fee Table.

*
To be filed as an exhibit to a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K and incorporated into this registration statement by reference.

Item 17.     Undertakings
(a)   The undersigned registrant hereby undertakes:
(1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement; and
(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), 1(ii) and 1(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2)   that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)   that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
(5)   that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)   any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(d)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Textron Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Providence, and State of Rhode Island, on this 24th day of February, 2026.
TEXTRON INC.
By: /s/ David Rosenberg David Rosenberg Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
The undersigned directors and officers of Textron Inc. hereby constitute and appoint E. Robert Lupone and Jayne M. Donegan, and each of them, with full powers of substitution, their true and lawful attorneys and agents, to sign for them, in their names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to such Registration Statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, in connection with the registration under the Securities Act of 1933, of securities of Textron Inc., and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person; and each of the undersigned hereby ratifies and confirms all that such attorneys and agents, and each of them, shall do or cause to be done hereunder and such attorneys and agents, and each of them, shall have, and may exercise, all of the powers hereby conferred.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Lisa M. Atherton Lisa M. Atherton	President, Chief Executive Officer and Director (principal executive officer)	February 24, 2026
/s/ Richard F. Ambrose Richard F. Ambrose	Director	February 24, 2026
/s/ R. Kerry Clark R. Kerry Clark	Director	February 24, 2026
/s/ Michael X. Garrett Michael X. Garrett	Director	February 24, 2026
/s/ Deborah L. James Deborah L. James	Director	February 24, 2026
/s/ Thomas A. Kennedy Thomas A. Kennedy	Director	February 24, 2026

Signature	Title	Date
/s/ Cristina Méndez Cristina Méndez	Director	February 24, 2026
/s/ Rob Mionis Rob Mionis	Director	February 24, 2026
/s/ Lionel L. Nowell III Lionel L. Nowell III	Director	February 24, 2026
/s/ David Rosenberg David Rosenberg	Executive Vice President and Chief Financial Officer (principal financial officer)	February 24, 2026
/s/ Mark S. Bamford Mark S. Bamford	Vice President and Corporate Controller (principal accounting officer)	February 24, 2026